UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      May 31, 2005

Glenayre Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15761	98-0085742

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

11360 Lakefield Drive, Duluth, Georgia	30097

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      770-283-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

     As described below in Item 2.01, on May 31, 2005 Entertainment Distribution Company (USA), LLC (“EDC USA”) and Blitz 05-107 GmbH (“EDC Germany”), each of which is an indirect subsidiary of Glenayre Technologies, Inc. (“Glenayre”), closed the transactions under the Asset Purchase Agreement and the Share Purchase Agreement dated May 9, 2005 to which they are party with certain subsidiaries of Universal Music Group (“Universal Music”). Under the Asset Purchase Agreement, EDC USA acquired the assets comprising the United States portion of Universal Music’s CD and DVD manufacturing and distribution operations. Under the Share Purchase Agreement, EDC Germany acquired all of the outstanding shares of Universal Music’s Germany subsidiary that operated the central European portion of Universal Music’s CD and DVD manufacturing and distribution operations.

     In connection with the closing of the transaction, certain of Glenayre’s subsidiaries, including Glenayre Electronics, Inc. (“GEI”) and Entertainment Distribution Company, LLC (“EDC”), entered into the following material definitive agreements.

Credit Agreement and Cash Collateral Agreement

     To fund a portion of the purchase price payable at the closing of the acquisition and provide for working capital needs, on May 31, 2005 EDC and EDC USA entered into a Credit Agreement with Wachovia Bank, National Association providing for a credit facility in an aggregate principal amount of $56.5 million consisting of a term facility of $46.5 million repayable over five years, and a revolving credit facility of $10.0 million. In connection with the Credit Agreement, EDC and EDC USA entered into a Security Agreement and certain mortgage instruments under which they pledged their assets to secure the loans under the credit facility.

     The principal amount of the term loan is required to be repaid in six installments as follows:

Payment Date	Amortization Payment
December 31, 2005	$5,000,000
June 30, 2006	$6,500,000
June 30, 2007	$8,000,000
June 30, 2008	$9,000,000
June 30, 2009	$9,000,000
May 31, 2010	$9,000,000

     The term loan and revolving loans under the credit facility may at EDC’s option consist of “alternate base rate loans” or “LIBOR rate loans.” Alternate base rate loans bear interest at an annual rate equal to the greater of (1) the Prime Rate (as such term is defined in the Credit Agreement) and (2) the Federal Funds Effective Rate (as such term is defined in the Credit Agreement) plus 1/2 of 1%, plus in either case a margin that ranges from 1% to 2% depending on the amount of EDC’s leverage ratio determined by dividing Funded Debt by Consolidated

EBITDA (as such terms are defined in the Credit Agreement). LIBOR rate loans bear interest at an annual rate equal to the LIBOR Rate (as such term is defined in the Credit Agreement) plus a margin that ranges from 1% to 3% depending on the amount of EDC’s leverage ratio determined by dividing Funded Debt by Consolidated EBITDA (as such terms are defined in the Credit Agreement).

     The credit facility contains standard representations, covenants and events of default for facilities of this type. Occurrence of an event of default allows the lenders to accelerate the payment of the loans and/or terminate the commitments to lend, in addition to other legal remedies, including foreclosing on collateral.

     GEI is party to the Credit Agreement solely for the purpose of agreeing to certain negative covenants. Under these covenants, GEI is restricted from paying cash dividends or from consummating any acquisition outside of GEI’s existing lines of business consisting of the messaging business and EDC’s manufacturing and distribution business on or before June 30, 2006. Glenayre is not guaranteeing the loans under the Credit Agreement. However, in connection with the Credit Agreement, GEI entered into a Pledge Agreement and a Cash Collateral Agreement with the lender. Under the Pledge Agreement, GEI pledged all of its equity interest in EDC to the lender to secure the loans under the credit facility. Under the Cash Collateral Agreement GEI cash collateralized $16.5 million of the credit facility by depositing cash in the same amount with the lender. Under the terms of the Cash Collateral Agreement, $8.25 million of this deposit will be released on June 30, 2006, if EDC meets certain financial milestones, and the entire deposit will be released on June 30, 2007 so long as at such time no event of default exists under the Credit Agreement.

     Copies of the Credit Agreement and the Cash Collateral Agreement are filed with this report as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference herein. The foregoing description of the Credit Agreement and the Cash Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Limited Liability Company Agreement of EDC

     EDC was initially capitalized with a $35 million equity capital contribution from GEI. Following the closing, it is contemplated that members of EDC management will purchase $772,000 of Glenayre’s equity interest in EDC. It is therefore anticipated that GEI will own approximately 98% of EDC’s outstanding Units. In addition, certain Profits Interests were issued at closing to EDC management, Universal Music and the Company’s financial advisor that will entitle these parties to up to thirty percent of EDC’s profits, after GEI has received a return of its equity capital contribution and certain internal rate of return hurdles and other conditions have been met.

     The rights and obligations of the members of EDC (including the right to distributions and to share in EDC’s net income and net losses) are specified in the Limited Liability Company Agreement of EDC entered into on May 31, 2005 among EDC and its members. A copy of the Limited Liability Company Agreement is filed with this report as Exhibit 10.3 and is hereby incorporated by reference herein. The foregoing description of the Limited Liability Company

Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Caparro Employment Agreement

     On May 9, 2005, GEI entered into an employment agreement with James Caparro specifying the terms under which following the Effective Date (as defined therein) (the “Effective Date”) Mr. Caparro will serve as President and Chief Executive Officer of EDC. Under the terms of the employment agreement, Mr. Caparro will serve as a member of the Board of Directors of EDC so long as he is employed by GEI to provide services to EDC in the same or a higher executive position and will serve as a member of EDC’s Executive Committee.

     Mr. Caparro’s annual base salary will be $750,000. He will also be eligible to participate in the Executive Bonus Plan for EDC pursuant to which Mr. Caparro may earn a bonus of up to 100% of his base salary if EDC performs at 100% of the target established by EDC’s Board.

     Mr. Caparro’s employment agreement also provides that GEI will pay him a $215,000 signing bonus, the after-tax proceeds of which he will use to purchase Class B Units of EDC. In addition, under the employment agreement Mr. Caparro is required to invest an additional $300,000 to purchase Class B Units of EDC.

     Under the employment agreement, on the Effective Date Mr. Caparro will receive Profits Interests, allocated among Tier One, Tier Two and Tier Three, as more fully described in EDC’s Limited Liability Company Agreement, that represent one-third of EDC’s total Profits Interests. These Profits Interests vest as follows: one-third will vest on the Effective Date, one-third will vest on the first anniversary of the Effective Date and the final one-third will vest on the second anniversary of the Effective Date; provided that the Profits Interests vest in full upon (1) a Change of Control of EDC (as defined in the employment agreement), (2) Mr. Caparro’s death or disability or (3) termination by GEI without Cause or by Mr. Caparro for Good Reason (as such terms are defined in the employment agreement).

     Mr. Caparro’s employment agreement also contains non-competition and non-solicitation provisions which prohibit him for a period of two years from the termination of his employment from engaging in the CD and DVD manufacturing and physical distribution businesses, soliciting or accepting any EDC customer for purposes of marketing, selling or providing the kinds of products and services provided to customers by EDC, or inducing or attempting to induce any employee of EDC or its affiliates to terminate his or her employment with EDC or its affiliates, among other related prohibitions.

     Mr. Caparro’s employment agreement specifies an initial four year term of employment. If prior to the end of the term, Mr. Caparro’s employment is terminated by GEI without Cause or by Mr. Caparro for Good Reason (as such terms are defined in the employment agreement), Mr. Caparro is entitled to: (1) a severance amount equal to twice his base salary at the time of termination plus the amount of his bonus under the Executive Bonus Plan for the prior fiscal year, payable in 24 equal monthly installments, and (2) continued medical benefits for a period of 12 months following termination.

     A copy of Mr. Caparro’s employment agreement is filed with this report as Exhibit 10.4 and is hereby incorporated by reference herein. The foregoing description of Mr. Caparro’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Costabile Employment Agreement

     On May 9, 2005, GEI entered into an employment agreement with Thomas Costabile specifying the terms under which Mr. Costabile will serve as Executive Vice President and Chief Operating Officer of EDC. Under the terms of the employment agreement Mr. Costabile will serve as a member of the Board of Directors of EDC so long as he is employed by Glenayre to provide services to EDC in the same or a higher executive position and will serve as a member of EDC’s Executive Committee.

     Mr. Costabile’s annual base salary will be $400,000. He will also be eligible to participate in the Executive Bonus Plan for EDC, pursuant to which Mr. Costabile may earn a bonus of up to 100% of his base salary if EDC performs at 100% of the target established by EDC’s Board.

     Mr. Costabile’s employment agreement also provides that GEI will pay him a $200,000 signing bonus, the after-tax proceeds of which he will use to purchase Class B Units of EDC. In addition, under the employment agreement Mr. Costabile is required to invest an additional $200,000 to purchase Class B Units of EDC.

     Under the employment agreement, on May 31, 2005 Mr. Costabile received Profits Interests, allocated among Tier One, Tier Two and Tier Three, as more fully described in EDC’s Limited Liability Company Agreement, that represent one-sixth of EDC’s total Profits Interests. These Profits Interests vest as follows: one-third vested on May 31, 2005, one-third will vest on May 31, 2006 and the final one-third will vest on May 31, 2007; provided that the Profits Interests vest in full upon (1) a Change of Control of EDC (as defined in the employment agreement), (2) Mr. Costabile’s death or disability or (3) termination by GEI without Cause or by Mr. Costabile for Good Reason (as such terms are defined in the employment agreement).

     Mr. Costabile’s employment agreement also contains non-competition and non-solicitation provisions which prohibit him for a period of two years from the termination of his employment from engaging in the CD and DVD manufacturing and physical distribution businesses, soliciting or accepting any EDC customer for purposes of marketing, selling or providing the kinds of products and services provided to customers by EDC, or inducing or attempting to induce any employee of EDC or its affiliates to terminate his or her employment with EDC or its affiliates, among other related prohibitions.

     Mr. Costabile’s employment agreement specifies an initial four year term of employment. If prior to the end of the term, Mr. Costabile’s employment is terminated by GEI without Cause or by Mr. Costabile for Good Reason (as such terms are defined in the employment agreement), Mr. Costabile is entitled to: (1) a severance amount equal to twice his base salary at the time of termination plus the amount of his bonus under the Executive Bonus Plan for the prior fiscal year, payable in 24 equal monthly installments, and (2) continued medical benefits for a period of 12 months following termination.

     A copy of Mr. Costabile’s employment agreement is filed with this report as Exhibit 10.5 and is hereby incorporated by reference herein. The foregoing description of Mr. Costabile’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Letter Agreement Regarding Anti-dilution Rights

     On May 31, 2005, GEI, James Caparro, and Thomas Costabile entered into a letter agreement under which GEI agreed to provide Mr. Caparro and Mr. Costabile certain anti-dilution rights with respect to their Profits Interests in EDC. Under the terms of the letter agreement, upon GEI’s making additional capital contributions to EDC up to a total of $60 million, GEI is obligated to issue additional Profits Interests to Mr. Caparro and Mr. Costabile. A copy of the letter agreement is filed with this report as Exhibit 10.6 and is hereby incorporated by reference herein. The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Certain Changes in Compensation in Connection with Acquisition

     In connection with the closing of the acquisition, Glenayre’s Board of Directors approved the following changes in compensation for Clarke H. Bailey and Kristopher A. Wood, Glenayre’s Chairman and Chief Executive Officer and Vice Chairman and Chief Acquisitions Officer, respectively. Mr. Bailey’s annual base salary was increased from $350,000 to $566,000, effective June 1, 2005. Additionally, the Board of Directors approved the grant of future options to Mr. Bailey and Mr. Wood as follows: upon the closing of one or more additional acquisitions, Mr. Bailey would receive 10,000 options per each $10 million of transaction value capped at a maximum of 225,000 options, and Mr. Wood would receive 10,000 options per each $10 million of transaction value capped at a maximum of 150,000 options.

Manufacturing and Distribution Agreements

     On May 31, 2005, EDC USA and Universal Manufacturing & Logistics GmbH (“UML”), each of which is a wholly-owned subsidiary of EDC, entered into certain manufacturing and distribution agreements with certain subsidiaries of Universal Music as follows:

•	U.S. CD Manufacturing and Related Services Agreement between EDC USA and UMG Recordings, Inc. (the “U.S. CD Manufacturing Agreement”);

•	U.S. HDFD Manufacturing and Related Services Agreement between EDC USA and UMG Recordings, Inc. (the “U.S. HDFD Manufacturing Agreement”);

•	Manufacturing and Related Services Agreement dated May 31, 2005 between UML and Universal International Music, B.V. (the “International Manufacturing Agreement”);

•	U.S. Distribution and Related Services Agreement dated May 31, 2005 between EDC USA and UMG Recordings, Inc. (the “U.S. Distribution Agreement”); and

•	Distribution and Related Services Agreement dated May 31, 2005 between UML and Universal International Music, B.V. (the “International Distribution Agreement”).

U.S. CD Manufacturing Agreement

     The U.S. CD Manufacturing Agreement is a ten-year manufacturing agreement under which all Universal Music companies are required to purchase from EDC USA one-hundred percent of their requirements for CDs, and those of any third parties which they are obligated to provide, to be sold in the United States or imported into Europe. This purchase requirement is subject to certain exceptions, including pre-existing contractual obligations which currently account for approximately 14% of Universal Music’s requirements.

     The prices to be paid by Universal Music for manufacturing services provided under the agreement are generally fixed for the term of the agreement but are subject to adjustment based on changes in the price paid by EDC for certain expenses including polycarbonate and jewel boxes and to a volume rebate if Universal Music’s purchases of CDs and dual discs in accordance with the agreement exceed a certain amount. Additionally, EDC USA is entitled to specially invoice Universal Music $500,000 on each of December 15, 2005 through 2014, respectively, and Universal Music is required to reimburse EDC USA for royalties (including patent charges) paid by EDC USA on CDs manufactured for Universal Music under the agreement. Under the agreement, Universal Music is entitled to fixed rebates payable as follows: $2.2 million is payable on December 31, 2005 and $3.9 million, $6.4 million, $6.8 million and $1.4 million is payable on each of May 31, 2006 through 2009, respectively.

     Under the terms of the agreement, upon the occurrence of an Uncured Key Failure (as such term is defined in the agreement) Universal Music is entitled on the terms set forth in the agreement to source some its requirements from third parties and upon the occurrence of three Uncured Key Failures of the same type Universal Music is entitled to terminate the agreement.

     A copy the U.S. CD Manufacturing Agreement is filed with this report as Exhibit 10.7 and is hereby incorporated by reference herein. The foregoing description of the U.S. CD Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

U.S. HDFD Manufacturing Agreement

     The U.S. HDFD Manufacturing Agreement is a ten-year manufacturing agreement under which all Universal Music companies are required to purchase from EDC USA a majority of their requirements for certain types of DVDs, and those of any third parties which they are obligated to provide, to be sold in the United States or imported into Europe. This purchase requirement is subject to certain exceptions, including pre-existing contractual obligations.

     The prices to be paid by Universal Music for manufacturing services provided under the agreement are generally fixed under the agreement provided that Universal Music has certain rights to seek a pricing adjustment based on market prices being charged by other suppliers similar to EDC.

     Under the terms of the agreement, upon the occurrence of an Uncured Key Failure (as such term is defined in the agreement) Universal Music is entitled on the terms set forth in the agreement to source some its requirements from third parties and upon the occurrence of three Uncured Key Failures of the same type Universal Music is entitled to terminate the agreement.

     A copy the U.S. HDFD Manufacturing Agreement is filed with this report as Exhibit 10.8 and is hereby incorporated by reference herein. The foregoing description of the U.S. HDFD Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

International Manufacturing Agreement

     The International Manufacturing Agreement is a ten-year manufacturing agreement under which all Universal Music companies are required to purchase from UML one-hundred percent of their requirements for “optical discs” (CDs, DVDs or new formats), and those of any third parties which they are obligated to provide, to be sold in or exported from central Europe. This purchase requirement is subject to certain exceptions, including pre-existing contractual obligations which currently account for approximately 33% of Universal Music’s requirements.

     The prices to be paid by Universal Music for manufacturing services related to CDs provided under the agreement are generally fixed for the term of the agreement but are subject to adjustment based on changes in the price paid by EDC for certain expenses including polycarbonate, polystyrene and jewel cases. The prices to be paid by Universal Music for manufacturing services related to DVDs provided under the agreement are generally fixed for the term of the agreement provided that under the agreement Universal Music has certain rights to seek a pricing adjustment based on market prices being charged by other suppliers similar to EDC. Additionally, Universal Music is required to reimburse UML for royalties (including patent charges) paid by UML on optical discs manufactured for Universal Music under the agreement except to the extent that the price to be paid by Universal Music under the agreement is inclusive of patent charges. Under the agreement, Universal Music is entitled to fixed rebates payable as follows: €2 million is payable on December 31, 2005, €2.6 million, €4.6 million and €4.6 million is payable on each of May 31, 2006 through 2009, respectively, and , €325,000 is payable on each of December 15, 2006 through 2014, respectively.

     Under the terms of the agreement, upon the occurrence of an Uncured Key Failure (as such term is defined in the agreement) Universal Music is entitled on the terms set forth in the agreement to source some its requirements from third parties and upon the occurrence of three Uncured Key Failures of the same type Universal Music is entitled to terminate the agreement.

     A copy the International Manufacturing Agreement is filed with this report as Exhibit 10.9 and is hereby incorporated by reference herein. The foregoing description of the International Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

U.S. Distribution Agreement

     The U.S. Distribution Agreement is a ten-year distribution agreement under which all Universal Music companies are required to purchase from EDC USA one hundred percent of their CD, HDFD, vinyl records, VHS and audio cassette distribution-related requirements, and those of any third parties which they are obligated to provide, with respect to product to be distributed from a location within the United States. This purchase requirement is subject to certain exceptions, including pre-existing contractual obligations.

     The prices to be paid by Universal Music for distribution services provided under the agreement are generally fixed for the term of the agreement. Under the agreement, EDC USA is entitled to specially invoice Universal Music $300,000 on each of December 15, 2005 through 2014, and Universal Music is entitled to fixed rebates payable as follows: $500,000 is payable on December 31, 2005 and $900,000, $1.3 million and $1.3 million is payable on each of May 31, 2006 through 2008, respectively.

     Under the terms of the agreement, upon the occurrence of an Uncured Key Failure (as such term is defined in the agreement) Universal Music is entitled on the terms set forth in the agreement to source some its requirements from third parties and upon the occurrence of three Uncured Key Failures of the same type Universal Music is entitled to terminate the agreement.

     A copy the U.S. Distribution Agreement is filed with this report as Exhibit 10.10 and is hereby incorporated by reference herein. The foregoing description of the U.S. Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

International Distribution Agreement

     The International Distribution Agreement is a ten-year distribution agreement under which all Universal Music companies are required to purchase from EDC Germany one hundred percent of their audio or audio-visual sound carrier distribution-related requirements, and those of any third parties which they are obligated to provide, with respect to product manufactured under the International Manufacturing Agreement or procured by Universal Music or EDC for stock at EDC Germany’s Hanover distribution center. This purchase requirement is subject to certain exceptions, including pre-existing contractual obligations.

     The prices to be paid by Universal Music for distribution services provided under the agreement are generally fixed for the term of the agreement.

     Under the terms of the agreement, upon the occurrence of an Uncured Key Failure (as such term is defined in the agreement) Universal Music is entitled on the terms set forth in the agreement to source some its requirements from third parties and upon the occurrence of three Uncured Key Failures of the same type Universal Music is entitled to terminate the agreement.

     A copy the International Distribution Agreement is filed with this report as Exhibit 10.11 and is hereby incorporated by reference herein. The foregoing description of the International Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On May 31, 2005 Entertainment Distribution Company (USA), LLC (“EDC USA”) and Blitz 05-107 GmbH (“EDC Germany”), each of which is an indirect subsidiary of Glenayre Technologies, Inc. (“Glenayre”), closed the transactions under the Asset Purchase Agreement and the Share Purchase Agreement dated May 9, 2005 to which they are party with certain subsidiaries of Universal Music Group (“Universal Music”). Under the Asset Purchase Agreement, EDC USA acquired the assets comprising the United States portion of Universal Music’s CD and DVD manufacturing and distribution operations. Under the Share Purchase Agreement, EDC Germany acquired all of the outstanding shares of Universal Music’s Germany subsidiary that operated the central European portion of Universal Music’s CD and DVD manufacturing and distribution operations. The purchased assets include Universal Music’s manufacturing and distribution operations in Hanover, Germany, its manufacturing operations in Grover, North Carolina, and its distribution operations in Fishers, Indiana, Reno, Nevada and Wilkes-Barre, Pennsylvania. EDC is leasing all of the facilities with the exception of the manufacturing facility in Grover, North Carolina, which it owns. Glenayre estimates that revenue and cash flow for 2004, excluding capital expenditures, for the acquired operations would have been approximately $290 million and $29 million, respectively, based on the terms of the manufacturing and distribution agreements (excluding rebate payments) entered into with Universal Music in connection with the transaction and the actual costs and volumes for the period.

     The acquired business will be operated by Entertainment Distribution Company, LLC (“EDC”) as a separate division of Glenayre. The total purchase price paid for the acquired business was approximately $118.8 million and is subject to post-closing adjustments. The total purchase price paid at closing was $79.4 million of which $28.4 million was for the U.S. operations, $43.7 million (€35.5 million) was for the central European operations, and the balance constituted transaction expenses. Additionally, under the terms of the manufacturing and distribution agreements entered into as part of the transaction, EDC is obligated to pay to Universal Music fixed rebates with a net present value totaling approximately $39.4 million. These rebates will be payable as follows: approximately $5.6 million will be payable on December 15, 2005, approximately $8.0, $13.4, $13.8 and $1.4 million will be payable on each of May 31, 2006 through 2009, respectively, and approximately $400,000 will be payable on each of December 15, 2006 through 2014, respectively. Approximately 46% of the total amount of these rebates will be payable in Euros.

     EDC was initially capitalized with a $35 million equity capital contribution from Glenayre. Following the closing, it is contemplated that members of EDC management will purchase $772,000 of Glenayre’s equity interest. In addition, Certain profits interests were issued at closing to EDC management, Universal Music and Glenayre’s financial advisor that will entitle these parties to up to thirty percent of EDC’s profits, after Glenayre has received a return of its equity capital contribution and certain internal rate of return hurdles and other conditions have been met.

     A copy of the news release announcing the completion of the transaction is filed with this report as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information contained in “Item 1.01 — Credit Agreement and Cash Collateral Agreement” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

     The financial statements required by Item 9.01(a) of this Current Report on Form 8-K are not included herein. In accordance with 9.01(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than August 15, 2005.

(b)      Pro Forma Financial Information.

     The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not included herein. In accordance with Item 9.01(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than August 15, 2005.

(c)      Exhibits.

10.1	Credit Agreement dated May 31, 2005

10.2	Cash Collateral Agreement dated May 31, 2005

10.3	Limited Liability Company Agreement of Entertainment Distribution Company, LLC

10.4	James Caparro Employment Agreement dated May 9, 2005*

10.5	Thomas Costabile Employment Agreement dated May 9, 2005*

10.6	Letter agreement among Glenayre Electronics, Inc., James Caparro and Thomas Costabile dated May 31, 2005*

10.7	US CD Manufacturing Agreement dated May 31, 2005**

10.8	US HDFD Manufacturing Agreement dated May 31, 2005**

10.9	International Manufacturing Agreement dated May 31, 2005**

10.10	US Distribution Agreement dated May 31, 2005**

10.11	International Distribution Agreement dated May 31, 2005**

99.1	News Release dated June 1, 2005

*	Management Contract

**	Portions of this document are confidential and have been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material in accordance with Rule 24b-2 under the Securities and Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glenayre Technologies, Inc

Dated: June 3, 2005	By:	/s/ Debra Ziola

Name: Debra Ziola Title: Senior Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported: May 31, 2005	Commission File No: 0-15761

Glenayre Technologies, Inc.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Credit Agreement dated May 31, 2005

10.2	Cash Collateral Agreement dated May 31, 2005

10.3	Limited Liability Company Agreement of Entertainment Distribution Company, LLC

10.4	James Caparro Employment Agreement dated May 9, 2005*

10.5	Thomas Costabile Employment Agreement dated May 9, 2005*

10.6	Letter agreement among Glenayre Electronics, Inc., James Caparro and Thomas Costabile dated May 31, 2005*

10.7	US CD Manufacturing Agreement dated May 31, 2005**

10.8	US HDFD Manufacturing Agreement dated May 31, 2005**

10.9	International Manufacturing Agreement dated May 31, 2005**

10.10	US Distribution Agreement dated May 31, 2005**

10.11	International Distribution Agreement dated May 31, 2005**

99.1	News Release dated June 1, 2005

*	Management Contract

**	Portions of this document are confidential and have been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material in accordance with Rule 24b-2 under the Securities and Exchange Act of 1934.